UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

GOLD AMERICAN MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-147056	35-2302128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10775 Double R Boulevard Reno, Nevada 89521 (Address of principal executive offices) (zip code)

(775) 996-8200 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change of Control.

Background of the Change in Control

This Item 5.01 Form 8-K is being filed in connection with the change in control and composition of the Board of Directors of  Gold American Mining Corp. (the “Company” or “SILA”) pursuant to a Stock Purchase Agreement, dated September 29, 2012 (the “Stock Purchase Agreement”) entered into among the Sellers listed below and set forth in the Stock Purchase Agreement (collectively, the “Sellers”) and Brett Bertolami, a citizen and resident of Davidson, NC (the “Purchaser”), providing for the acquisition by the Purchaser from the Sellers of 46,981,060 shares of Common Stock, par value $.00001 (the “Common Stock”), representing 52.3% of the issued and outstanding shares of the Company for a purchase price of $200,000.00.  A copy of the Stock Purchase Agreement is attached as Exhibit 10 hereto and incorporated by reference herein.

In connection with the transaction which closed October 5, 2012, Johannes Petersen agreed to resign from his positions of  Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and President effective immediately upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending July 31, 2012.  Mr. Petersen appointed Brett Bertolami as his successor to the positions of Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and President effective immediately upon the filing of the Company’s Annual Report on Form 10-K for the year ending July 31, 2012.  The Annual Report on Form 10-K was filed with the Commission on October 23, 2012.  As a result of the appointment of Mr. Bertolami to the position of Chairman of the Board of Directors, a majority of the directors of SILA was changed and Mr. Bertolami succeeded to the other offices mentioned above.  Accordingly, on October 23, 2012, there was a change in control of the Company, with Mr. Bertolami having the power to manage and control the affairs of the Company.  Since the Company is not registered under Section 12 of the Securities Act of 1934, as amended, no Information Statement on Schedule 14F-1 was filed.

The Amount And Source Of Funds Used To Effect A Change In Control; Purchase of Control, Etc.

As mentioned above, the Purchaser paid $200,000.00 to acquire 46,981,060 shares of Common Stock.  The source of funds used by the Purchaser to effect a change of control were personal funds. Control was acquired from the following individuals:

Shareholder	Number of Shares
Johannes Petersen	45,000,000
Zug Financing Group S.A.	1,981,060
Total	46,981,060

Except as described above, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors of other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

The Company was a shell company immediately before the change in control, and the information required by Item 5.01(a)(8) of Form 5.01 is set forth in the Company’s (i) Annual Report on Form 10-K for the year ended July 31, 2011, and filed with the Commission on November 23, 2011, (ii) Annual Report on Form 10-K for the year ended July 31, 2010, and filed with the Commission on November 12, 2010, (iii) Annual Report on Form 10-K for the year ended July 31, 2009, and filed with the Commission on December 7, 2009, and (iv) Form S-1/A Registration Statement, filed with the Commission on April 22, 2008.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description
10	Stock Purchase Agreement, dated September 29, 2012, among the Sellers and Brett Bertolami

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold American Mining Corp.

Dated: October 25, 2012	By:	/s/ Brett Bertolami
Brett Bertolami
President and Chief Executive Officer

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